                                                                    EXHIBIT 99.1

                                  FOGDOG, INC.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE SPECIAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON [        ,          ]

   The undersigned hereby appoints Timothy P. Harrington and Byan J. LeBlanc and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Fogdog, Inc., a Delaware corporation, which the undersigned may be entitled to vote at the Special Meeting of Stockholders of Fogdog, Inc. to be held at [name and address of
hotel] on [day], [date], [year] at [       a.m./p.m.], local time, and at any
and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions.

   Unless a contrary direction is indicated, this Proxy will be voted for Proposal 1 as more specifically described in the Prospectus/Proxy Statement. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

             (Continued, and to be dated and signed on other side)
        The Fogdog board of directors recommends a vote for Proposal 1.

Proposal 1: To adopt the Agreement and Plan of Merger and Reorganization, dated as of October 24, 2000, by and among Global Sports, Inc., a Delaware corporation, Fido Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Global Sports, Inc., and Fogdog, Inc.

                     [_] For     [_] Against    [_] Abstain

   No matters other than those described in the prospectus/proxy statement will be presented at the special meeting.

DATED              ,

                                          _____________________________________

                                          _____________________________________
                                                      SIGNATURE(S)

                                          Please date this proxy and sign your
                                          name exactly as it appears hereon.
                                          If the stock is registered in the
                                          names of two or more persons, each
                                          should sign. Executors,
                                          administrators, trustees, guardians
                                          and attorneys-in-fact should add
                                          their titles. If signer is a
                                          corporation, please give full
                                          corporate name and have a duly
                                          authorized officer sign, stating
                                          title. If signer is a partnership,
                                          please sign in partnership name by
                                          authorized person.

   Please vote, date and promptly return this proxy in the enclosed return envelope, which is postage prepaid if mailed in the United States.